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EXHIBIT 99.1.

June 10, 2003

FOR IMMEDIATE RELEASE

For more information, contact:	Stephen E. Tremblay Senior Vice President—Finance and Treasurer Vertis 410.361.8352
Dean D. Durbin Chief Financial Officer Vertis 410.361.8367
Baltimore, Maryland 21297
250 West Pratt Street 18th Floor Baltimore, Maryland 21201 T 410.528.9800 F 410.528.9289 www.vertisinc.com

VERTIS INC. SUCCESSFULLY ISSUES
$350 MILLION IN HIGH-YIELD BONDS

        Baltimore, MD (June 10, 2003)—Vertis, Inc. ("Vertis"), a leading provider of technology-based marketing and advertising solutions, announced today that on Friday June 6, 2003, it successfully issued $350 million 9 3/4% senior secured second lien notes due 2009 (the "notes"). The notes are secured by a second-priority lien on substantially all of the assets that secure Vertis' senior credit facility. Vertis used the net proceeds of the offering to retire all of the term loans and pay down the revolving loans under its senior credit facility.

        "The successful completion of another bond offering provides Vertis with additional liquidity and financial flexibility," noted Dean D. Durbin, Chief Financial Officer of Vertis. "In turn, this provides us with the ability to execute our strategies."

        The notes were issued and sold in a private Rule 144A offering to qualified institutional investors and in a Regulation S offering to certain non-U.S. persons in transactions outside the United States. The notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Vertis has agreed to make an offer to exchange the notes for registered, publicly tradeable notes that have substantially identical terms as the original notes.

        This release shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

ABOUT VERTIS

        Vertis is a leading international provider of integrated marketing solutions that seamlessly combines advertising, direct marketing, media, imaging and progressive technology. The company's product and service offerings include: consumer and media research, media planning and placement, creative services, digital media production, targetable advertising insert programs, fully integrated direct marketing programs, circulation-building newspaper products, and interactive marketing. Serving more than 3,000 local, regional, national and international customers, Vertis is a privately held company.

Vertis clients encompass numerous Fortune 500 companies across diverse industries, including ad agencies, automotive, consumer packaged goods, durable goods and manufacturing, financial services, fragrance and beauty, food and grocery, healthcare, media and publishing, newspapers, retailers and technology.

        To learn more about Vertis, visit www.vertisinc.com

        This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "expects," "estimates," "plans," "intends" and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials we use, changes in the advertising, marketing and information services markets, the financial condition of our customers, actions by our competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.

        Consequently, you should consider any such forward-looking statements only as our current plans, estimates and beliefs. Even if those plans, estimates or beliefs change because of future events or circumstances, we decline any obligation to publicly update or revise any such forward-looking statements.

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  EXHIBIT 99.1.
  June 10, 2003
  FOR IMMEDIATE RELEASE
VERTIS INC. SUCCESSFULLY ISSUES $350 MILLION IN HIGH-YIELD BONDS